EXHIBIT 2.7

                      ACTION OF THE BOARD OF DIRECTORS OF
                      INDUSTRIAL DATA SYSTEMS CORPORATION

                              BY UNANIMOUS CONSENT
                           IN LIEU OF SPECIAL MEETING

                                 July 10, 1996

     The undersigned, constituting all of the current directors of INDUSTRIAL DATA SYSTEMS CORPORATION (the "Corporation"), do, by this writing, consent to adopt the following resolution:

     RESOLVED, that the Corporation issue the following shares of common stock of the Corporation for the consideration stated:

    PURCHASER            NO. SHARES         CONSIDERATION
    ---------            ----------         -------------
Silver Course Corporation  833,333   Promissory Note in the amount of $333,333
                                     with the principal due and payable on or
                                     before October 10, 1996
World Glory Corporation    833,333   Promissory Note in the amount of $333,333
                                     with the principal due and payable on or
                                     before October 10, 1996
Asian Harvest              833,333   Promissory Note in the amount of $333,333
 Developments Limited                with the principal due and payable on or
                                     before October 10, 1996

     This Consent is executed pursuant to Section 78.315 of the Nevada Revised Statutes Annotated and the Bylaws of this Corporation which authorizes the taking any action which the Board may take at a meeting of Directors by unanimous consent in lieu of special meeting.

                                      /s/ WILLIAM A. COSKEY
                                          William A. Coskey, Director

                                      /s/ HULDA L. COSKEY
                                          Hulda L. Coskey, Director

                                      /s/ DAVID W. GENT
                                          David W. Gent, Director

                                      /s/ ROBERT MORELAND
                                          Robert Moreland, Director